Exhibit 5.1

July 9, 2021

Nature’s Sunshine Products, Inc. 2901 West Bluegrass Blvd., Suite 100 Lehi, Utah 84043
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Nature’s Sunshine Products, Inc., a Utah corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the offer and sale by the Company from time to time of up to $125,000,000 aggregate offering price, of (i) shares of its common stock, no par value per share (the “Common Stock”), (ii) shares of its preferred stock, no par value per share (the “Preferred Stock”), (iii) its debt securities, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iv) rights to purchase Common Shares, Preferred Shares, Debt Securities or Warrants (the “Rights”) (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) and (vii) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Rights, and Warrants (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Rights and Warrants, the “Securities”), including any Securities issuable upon conversion, exchange or exercise of the Securities and (b) the offer and sale by certain selling stockholders from time to time of up to 5,500,000 shares of Common Stock (the “Selling Stockholders Shares”). The Senior Debt Securities will be issued under an indenture (as it may be supplemented or amended from time to time, the “Senior Indenture”), to be entered into between the Company and the trustee named therein, as trustee (the “Trustee”), the form of which is attached to the Registration Statement as Exhibit 4.1. The Subordinated Debt Securities will be issued under an indenture (as it may be supplemented or amended from time to time, the “Subordinated Indenture” and, each of the Senior Indenture and Subordinated Indenture, an “Indenture”), to be entered into between the Company and the Trustee, the form of which is attached to the Registration Statement as Exhibit 4.2.
We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents

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submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.
Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) with respect to any newly-issued shares of Common Stock or Preferred Stock to be offered by the Company pursuant to the Registration Statement, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by the Company with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company and (viii) any Securities issuable upon conversion, exchange, exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, we are of the opinion that:
1.With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being referred to herein as the “Board”) have taken all necessary

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corporate action to authorize and approve the terms of the issuance and sale of the Offered Common Shares in conformity with the organizational documents of the Company and (b) certificates in the form required by the Utah Revised Business Corporation Act representing the Offered Common Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then the Offered Common Shares will be validly issued, fully paid and non-assessable.
2.With respect to any shares of any class or series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Board has taken all necessary corporate action to establish the applicable class or series of Preferred Stock in accordance with the Utah Revised Business Corporation Act (including, without limitation, by the Company properly filing a an amendment to the Company’s Articles of Incorporation with respect to such class or series of Preferred Stock with the Utah Division of Corporations and Commercial Code), (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Preferred Stock and their issuance and sale in conformity with the terms of the applicable class or series of Preferred Stock as established by the Board and (c) certificates in the form required by the Utah Revised Business Corporation Act representing the Offered Preferred Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then the Offered Preferred Shares will be validly issued, fully paid and non-assessable.
3.With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the applicable Trustee has been qualified to act as trustee under the Indenture relating to the Offered Debt Securities (the “Applicable Indenture”), (b) the Applicable Indenture has been duly authorized, executed and delivered by the Company, (c) the Applicable

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Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Debt Securities and their issuance and sale in conformity with the Applicable Indenture and (e) the Offered Debt Securities have been issued, executed and authenticated by the applicable Trustee in accordance with the terms of the Applicable Indenture and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) a rights agreement relating to the Offered Rights (the “Rights Agreement”), to be entered into between the Company and the rights agent named therein (the “Rights Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Rights and their issuance and sale in conformity with the Rights Agreement and (c) the Offered Rights have been issued, executed and authenticated by the Rights Agent in accordance with the terms of the Rights Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”), to be entered into between the Company and the warrant agent named therein (the “Warrant Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Warrants and their issuance and sale in conformity with the Warrant Agreement and (c) the Offered Warrants have been issued, executed and countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the

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consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) a unit agreement relating to the Offered Units (the “Unit Agreement”), to be entered into between the Company and the unit agent named therein (the “Unit Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Units and their issuance and sale in conformity with the Unit Agreement and (c) the Offered Units have been issued, executed and countersigned by the Unit Agent in accordance with the terms of the Unit Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
We are also of the opinion that the Selling Stockholders Shares have been validly issued and are fully paid and non-assessable.
Our opinions set forth above are subject to the following qualifications and exceptions:
(a)    Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).
(b)    Our opinions set forth above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.
(c)    Our opinions set forth above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

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(d)    We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.
(e)    We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render that judgment in the foreign currency or currency unit in which the Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
Our opinions expressed above are limited to the laws of the State of New York, the Utah Revised Business Corporation Act, and the federal laws of the United States of America.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
                            /s/ Dorsey & Whitney LLP

DFM/NST